                                                                EXHIBIT 8(a)(5)

                AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT AMONG

                        VARIABLE INSURANCE PRODUCTS FUND,

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                  THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY


          Amendment No. 4, dated as of November   , 1996, by and among THE
AMERICAN FRANKLIN LIFE INSURANCE COMPANY (the "Company"), VARIABLE INSURANCE PRODUCTS FUND (the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (the "Underwriter") to the Participation Agreement, dated as of July 18, 1991, by and among the Company, the Fund and the Underwriter, as amended by Amendments No. 1, No. 2 and No. 3 (the "Agreement"),

          WHEREAS, the Company has terminated its servicing agreement for the variable insurance policies funded through Separate Account VUL-2 and the Company has entered or expects shortly to enter into a servicing arrangement for the variable annuity contracts funded through Separate Account VA-1; and

          WHEREAS, the parties to the Agreement wish to amend the Agreement to take into account the appropriate servicing arrangements;

          NOW, THEREFORE, the parties do hereby agree to amend the Agreement as follows:

          1. For purposes of all provisions of the Agreement that contemplate that the Company may designate a party to give or receive communications on its behalf or to perform or accept performance of actions on its behalf, the Company hereby rescinds the designation of Integrity Life Insurance Company (there being no current designee with respect to Separate Account VUL-2). The Company hereby designates American General Life Insurance Company, a Texas corporation, with respect to Separate Account VA-1, to give or receive the following communications on its behalf and to perform or accept performance of the following actions on its behalf: (a) the receipt of orders by the Company or its designee as contemplated by Section 1.1 of the Agreement; (b) the receipt of requests for redemption by the Company or its designee as contemplated by
Section 1.5 of the Agreement; (c) the furnishing of notice to the Company or its designee of income, dividends or capital gain distributions payable on the Fund's shares and of the number of shares issued as payment of dividends and distributions as contemplated by Section 1.9 of the Agreement; (d) making available to the Company or its designee the net asset value per share for each portfolio as contemplated by Section 1.10 of the Agreement; (e) furnishing to the Company or its designee sales literature or other promotional material and expressing objection thereto as contemplated by Section 4.3 of the Agreement;
(f) the approval of sales literature or other promotional material by the Company or its designee as contemplated by Section 4.4 of the Agreement; and (g) any other routine communication or action relating to the offer, sale and redemption of shares of the Fund pursuant to the Agreement.

          2. Upon not less than thirty (30) days' prior written notice to the Fund and the Underwriter given as provided in the Agreement, the Company may appoint a designee for any communication or action with respect to any Account (as defined in the Agreement) or terminate the appointment of any designee for any communication or action with respect to any Account for the purposes set forth in Section 1 of this Amendment No. 4.

          3. The Fund and the Underwriter are fully authorized to receive from and furnish to any such designee any communication and to perform for or accept performance from any such designee any action contemplated in Section 1 of this Amendment No. 4 and to rely upon any communication so received or furnished and any action so performed as fully as though such communication had been furnished or received by the Company or such action had been performed for or by the Company.

          4. Section 1.1 of the Agreement is hereby amended by substituting "10:00 a.m." for "9:30 a.m." in the ninth line of such Section.

          5. Section 1.10 of the Agreement is hereby amended by adding the words "(normally by 6:30 p.m. Boston time)" after "calculated" in the fourth line of such Section.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 as of the date first above written.


THE AMERICAN FRANKLIN LIFE
   INSURANCE COMPANY


By:
   -----------------------------------------
   Name:
   Title:

VARIABLE INSURANCE PRODUCTS
   FUND


By:
   -----------------------------------------
   Name:
   Title:

FIDELITY DISTRIBUTORS CORPORATION


By:
   -----------------------------------------
   Name:
   Title:

                                        3